MEDIA CONTACT:	ANALYSTS CONTACT:
Melissa McHenry	Bette Jo Rozsa
Director, External Communications	Managing Director, Investor Relations
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FOR IMMEDIATE RELEASE

AEP REPORTS 2016 FOURTH-QUARTER AND YEAR-END EARNINGS

•	Fourth-quarter 2016 earnings of $0.76 per share GAAP and $0.67 per share operating

•	Year-end 2016 earnings of $1.24 per share GAAP and $3.94 per share operating

•	Investments in regulated businesses drive continued earnings growth

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	Fourth Quarter ended December 31			Year-to-date ended December 31
	2016	2015	Variance	2016	2015	Variance
Revenue ($ in billions):	3.8	3.6	0.2	16.4	16.5	(0.1)
Earnings (Loss) ($ in millions):
GAAP	373.4	469.6	(96.2)	610.9	2,047.1	(1,436.2)
Operating	330.4	232.7	97.7	1,937.0	1,807.7	129.3
EPS ($):
GAAP	0.76	0.96	(0.20)	1.24	4.17	(2.93)
Operating	0.67	0.48	0.19	3.94	3.69	0.25
EPS based on 492mm shares 4Q 2016, 491mm shares 4Q 2015, 491mm shares YTD 2016 and 490mm shares YTD 2015.

COLUMBUS, Ohio, Jan 26, 2017 - American Electric Power (NYSE: AEP) today reported fourth-quarter 2016 earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $373 million or $0.76 per share, compared with GAAP earnings of $470 million or $0.96 per share in fourth-quarter 2015. Operating earnings for fourth-quarter 2016 were $330 million or $0.67 per share, compared with operating earnings of $233 million or $0.48 per share in fourth-quarter 2015.
Year-end 2016 GAAP earnings were $611 million or $1.24 per share, compared with 2015 GAAP earnings of $2.047 billion or $4.17 per share. Year-end 2016 operating earnings were

$1.937 billion or $3.94 per share, compared with 2015 operating earnings of $1.808 billion or $3.69 per share. Operating earnings is a non-GAAP measure representing GAAP earnings excluding special items.
The difference between fourth-quarter 2016 GAAP and operating earnings was largely due to a federal tax audit settlement, final accounting for the sale of AEP’s commercial barge operations in fourth-quarter 2015 and the mark-to-market impact of commodity hedging activities within the Generation & Marketing segment.
The difference between year-end 2016 GAAP and operating earnings was primarily due to the impairment of certain merchant generation assets, a federal tax audit settlement and the mark-to-market impact of commodity hedging activities within the Generation & Marketing segment.
A full reconciliation of GAAP earnings to operating earnings for the quarter and year-end is included in the tables at the end of this news release.
“In 2016, we were able to successfully grow operating earnings and offset the challenges to our competitive business from deregulation in Ohio. We also increased our quarterly dividend payment by 5.4 percent to 59 cents per share based on our strong balance sheet and optimism about our future growth,” said Nicholas K. Akins, AEP chairman, president and chief executive officer.
“Our transmission business continues to bolster earnings, contributing 54 cents to earnings for the year, an increase of more than 38 percent from 2015. Additionally, we benefited from successful regulatory proceedings in several states, reflecting increased investments to improve service for our customers, and reached a global settlement agreement in Ohio to resolve a significant number of outstanding regulatory and legal cases.
“We expect to complete the sale of four competitive power plants soon, and we will reduce debt and reinvest net proceeds from that sale in our regulated businesses to support future earnings growth. We wrote down our remaining competitive generation assets in the third quarter of 2016 and will continue the strategic review process for those plants,” Akins said.
“For the first time in more than a year, we saw positive retail sales growth in the fourth quarter of 2016, and we expect modest overall load growth in 2017 as improving energy and metals prices support industrial growth and our regional economies. We benefited from warmer than normal weather in 2016, but low energy prices, a strong dollar and a weak global economy reduced overall load growth year-over-year,” Akins said.

SUMMARY OF RESULTS BY SEGMENT
$ in millions

GAAP Earnings	4Q 16	4Q 15	Variance	YTD 16	YTD 15	Variance
Vertically Integrated Utilities (a)	150.6	116.8	33.8	979.9	896.5	83.4
Transmission & Distribution Utilities (b)	77.2	63.9	13.3	465.3	351.7	113.6
AEP Transmission Holdco (c)	58.8	44.6	14.2	266.3	191.2	75.1
Generation & Marketing (d)	50.8	5.7	45.1	(1,198.0)	366.0	(1,564.0)
Corporate and Other (e)	36.0	238.6	(202.6)	97.4	241.7	(144.3)
Total GAAP Earnings (Loss)	373.4	469.6	(96.2)	610.9	2,047.1	(1,436.2)

Operating Earnings	4Q 16	4Q 15	Variance	YTD 16	YTD 15	Variance
Vertically Integrated Utilities (a)	150.6	116.8	33.8	986.7	896.5	90.2
Transmission & Distribution Utilities (b)	77.2	63.9	13.3	465.3	351.7	113.6
AEP Transmission Holdco (c)	58.8	44.6	14.2	266.3	191.2	75.1
Generation & Marketing (d)	47.8	7.8	40.0	245.5	365.6	(120.1)
Corporate and Other (e)	(4.0)	(0.4)	(3.6)	(26.8)	2.7	(29.5)
Total Operating Earnings	330.4	232.7	97.7	1,937.0	1,807.7	129.3

A full reconciliation of GAAP earnings to operating earnings is included in tables at the end of this news release.

(a)	Includes AEP Generating Co., Appalachian Power, Indiana Michigan Power, Kentucky Power, Kingsport Power, Public Service Company of Oklahoma, Southwestern Electric Power and Wheeling Power.

(b)	Includes Ohio Power and AEP Texas.

(c)	Includes wholly-owned transmission-only subsidiaries and transmission-only joint ventures.

(d)	Includes AEP OnSite Partners, AEP Renewables, nonregulated generation in ERCOT and PJM as well as marketing, risk management and retail activities in ERCOT, PJM and MISO.

(e)	Includes commercial barging operations in prior periods.

EARNINGS GUIDANCE
AEP reaffirmed its 2017 operating earnings guidance range of $3.55 to $3.75 per share, reflecting dilution from the competitive generation asset sale announced in third-quarter 2016. Operating earnings could differ from those prepared in accordance with GAAP for matters such as impairments, divestitures or changes in accounting principles. Other than an expected after-tax gain of approximately $140 million from the competitive generation asset sale, AEP management is not able to forecast if any of these items will occur or any amounts that may be reported for future periods. Reflecting this expected gain, the estimated earnings per share on a GAAP basis would be $3.83 to $4.03. See the table below for a full reconciliation.

2017 EPS Guidance Reconciliation

Estimated EPS on a GAAP basis	$3.83	to	$4.03

Gain from Competitive Generation Asset Sale		(0.28)

Operating EPS Guidance	$3.55	to	$3.75

WEBCAST
American Electric Power’s quarterly discussion with financial analysts and investors will be broadcast live over the internet at 9 a.m. EST today at http://www.aep.com/webcasts. The webcast will include audio of the discussion and visuals of charts and graphics referred to by AEP management. The charts and graphics will be available for download at http://www.aep.com/webcasts.
American Electric Power is one of the largest electric utilities in the United States, delivering electricity and custom energy solutions to nearly 5.4 million customers in 11 states. AEP owns the nation’s largest electricity transmission system, a more than 40,000-mile network that includes more 765-kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP also operates 224,000 miles of distribution lines. AEP ranks among the nation’s largest generators of electricity, owning approximately 31,000 megawatts of generating capacity in the U.S. AEP also supplies 3,200 megawatts of renewable energy to customers. AEP’s utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP’s headquarters are in Columbus, Ohio.
AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. The company’s operating earnings, a non-GAAP measure representing GAAP earnings excluding special items as described in the news release and charts, provide another representation for investors to evaluate the performance of the company’s ongoing business activities. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company uses operating earnings data internally to measure performance against budget and to report to AEP’s Board of Directors and also as an input in determining performance-based compensation under the company’s employee incentive compensation plans.

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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: the economic climate, growth or contraction within and changes in market demand and demographic patterns in AEP’s service territory; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material; electric load, customer growth and the impact of competition, including competition for retail customers; weather conditions, including storms and drought conditions, and AEP’s ability to recover significant storm restoration costs; the cost of fuel and its transportation and the creditworthiness and performance of fuel suppliers and transporters; availability of necessary generating capacity and the performance of AEP’s generating plants; AEP’s ability to recover fuel and other energy costs through regulated or competitive electric rates; AEP’s ability to build transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs; new legislation, litigation and government regulation, including oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances that could impact the continued operation, cost recovery, and/or profitability of AEP’s generation plants and related assets; evolving public perception of the risks associated with fuels used before, during and after the generation of electricity, including nuclear fuel; a reduction in the federal statutory tax rate that could result in an accelerated return of deferred federal income taxes to customers; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation; AEP’s ability to constrain operation and maintenance costs; AEP’s ability to develop and execute a strategy based on a view regarding prices of electricity and gas; prices and demand for power generated and sold at wholesale; changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation; AEP’s ability to recover through rates or market prices any remaining unrecovered investment in generating units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for capacity and electricity, coal, and other energy-related commodities, particularly changes in the price of natural gas and capacity auction returns; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; the market for generation in Ohio and PJM and the ability to recover investments in Ohio generation assets; AEP’s ability to successfully and profitably manage competitive generation assets, including the evaluation and execution of strategic alternatives for these assets as some of the alternatives could result in a loss; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of AEP debt; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting pronouncements periodically issued by accounting standard-setting bodies; and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes, cyber security threats and other catastrophic events.

American Electric Power

Financial Results for the Fourth Quarter of 2016
Reconciliation of GAAP to Operating Earnings

		2016
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings (Loss)		150.6	77.2	58.8	50.8	36.0	373.4	$0.76

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	(4.9)	—	(4.9)	$(0.01)
Disposition of Commercial Barge Operations	(b)	—	—	—	—	(6.0)	(6.0)	(0.01)
Federal Tax Audit Settlement	(b)	—	—	—	—	(21.1)	(21.1)	(0.04)
UK Windfall Tax	(b)	—	—	—	—	(12.9)	(12.9)	(0.03)
Impairment of Certain Merchant Generation Assets	(c)	—	—	—	1.9	—	1.9	—

Total Special Items		—	—	—	(3.0)	(40.0)	(43.0)	$(0.09)

Operating Earnings (Loss)		150.6	77.2	58.8	47.8	(4.0)	330.4	$0.67

Financial Results for the Fourth Quarter of 2015
Reconciliation of GAAP to Operating Earnings

		2015
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation and Marketing	Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings (Loss)		116.8	63.9	44.6	5.7	238.6	469.6	$0.96

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	2.1	—	2.1	—
Disposition of Commercial Barge Operations	(d)	—	—	—	—	(239.0)	(239.0)	(0.48)

Total Special Items		—	—	—	2.1	(239.0)	(236.9)	$(0.48)

Operating Earnings (Loss)		116.8	63.9	44.6	7.8	(0.4)	232.7	$0.48

(a)	Reflected in Revenues and Income Tax Expense.

(b)	Reflected in Income Tax Expense.

(c)	Reflected in Asset Impairments and Other Related Charges and Income Tax Expense.

(d)	Reflected in Discontinued Operations, Equity Earnings and Income Tax Expense

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Three Months Ended December 31
ENERGY & DELIVERY SUMMARY	2016	2015	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	7,232	6,649	8.8%
Commercial	6,022	5,691	5.8%
Industrial	8,453	8,460	(0.1)%
Miscellaneous	577	541	6.7%
Total Retail	22,284	21,341	4.4%

Wholesale Electric (in millions of kWh): (a)	5,831	4,605	26.6%

Total KWHs	28,115	25,946	8.4%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	5,617	5,250	7.0%
Commercial	6,244	5,949	5.0%
Industrial	5,663	5,598	1.2%
Miscellaneous	172	169	1.8%
Total Retail (b)	17,696	16,966	4.3%

Wholesale Electric (in millions of kWh): (a)	490	241	103.3%

Total KWHs	18,186	17,207	5.7%

(a)	Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

(b)	Represents energy delivered to distribution customers.

American Electric Power

Financial Results for Year-to-Date 2016
Reconciliation of GAAP to Operating Earnings

		2016
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings (Loss)		979.9	465.3	266.3	(1,198.0)	97.4	610.9	$1.24

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	(6.5)	—	(6.5)	$(0.01)
Disposition of Commercial Barge Operations	(b)	—	—	—	—	(0.7)	(0.7)	—
Federal Tax Audit Settlement	(c)	—	—	—	—	(76.8)	(76.8)	(0.15)
Capital Loss Valuation Adjustment	(c)	—	—	—	(10.1)	(33.8)	(43.9)	(0.09)
UK Windfall Tax	(c)	—	—	—	—	(12.9)	(12.9)	(0.03)
Impairment of Certain Merchant Generation Assets	(d)	6.8	—	—	1,460.1	—	1,466.9	2.98

Total Special Items		6.8	—	—	1,443.5	(124.2)	1,326.1	$2.70

Operating Earnings (Loss)		986.7	465.3	266.3	245.5	(26.8)	1,937.0	$3.94

Financial Results for Year-to-Date 2015
Reconciliation of GAAP to Operating Earnings

		2015
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings (Loss)		896.5	351.7	191.2	366.0	241.7	2,047.1	$4.17

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	(0.4)	—	(0.4)	—
Disposition of Commercial Barge Operations	(b)	—	—	—	—	(239.0)	(239.0)	(0.48)

Total Special Items		—	—	—	(0.4)	(239.0)	(239.4)	$(0.48)

Operating Earnings (Loss)		896.5	351.7	191.2	365.6	2.7	1,807.7	$3.69

(a)	Reflected in Revenues and Income Tax Expense.

(b)	Reflected in Discontinued Operations, Equity Earnings and Income Tax Expense.

(c)	Reflected in Income Tax Expense.

(d)	Reflected in Asset Impairments and Other Related Charges and Income Tax Expense.

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Twelve Months Ended December 31
ENERGY & DELIVERY SUMMARY	2016	2015	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	32,606	32,720	(0.3)%
Commercial	25,229	25,006	0.9%
Industrial	34,029	34,638	(1.8)%
Miscellaneous	2,316	2,279	1.6%
Total Retail	94,180	94,643	(0.5)%

Wholesale Electric (in millions of kWh): (a)	23,081	25,353	(9.0)%

Total KWHs	117,261	119,996	(2.3)%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	26,191	25,735	1.8%
Commercial	25,922	25,268	2.6%
Industrial	22,179	22,353	(0.8)%
Miscellaneous	700	702	(0.3)%
Total Retail (b)	74,992	74,058	1.3%

Wholesale Electric (in millions of kWh): (a)	1,888	1,701	11.0%

Total KWHs	76,880	75,759	1.5%

(a)	Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

(b)	Represents energy delivered to distribution customers.